EXHIBIT 3.3

                               ARTICLES OF MERGER

                                     MERGING

                           MPOWER MERGER COMPANY, INC.

                                  WITH AND INTO

                           MPOWER COMMUNICATIONS CORP.



To the Secretary of State
State of Nevada

                  Pursuant to the provisions of Chapter 92A, Nevada Revised Statutes, the foreign corporation and the domestic corporation herein named do hereby adopt the following Articles of Merger:

                  First: That the names and states of incorporation of each of the constituent corporations (the "Constituent Corporations") to the merger are as follows:

                           (a) Mpower Communications Corp., a Nevada corporation (the "Company")
                           (b) Mpower Merger Company, Inc., a Delaware corporation ("Merger Sub")


                  Second: That attached hereto as Exhibit A and made a part hereof is an Amended and Restated Agreement and Plan of Merger dated as of April 12, 2001 (the "Plan of Merger") among Mpower Holding Corporation, a Delaware corporation ("Holding"), as the sole stockholder of Merger Sub, Merger Sub and the Company merging Merger Sub with and into the Company. The Plan of Merger has been approved, adopted, certified, executed and acknowledged by the Board of Directors of each of Holding, Merger Sub and the Company in accordance with
Section 92A of the Nevada Revised Statutes.

                  Third: That the name of the surviving corporation (the "Surviving Corporation") of the merger is Mpower Communications Corp., and the place of its organization is the jurisdiction of the State of Nevada.

                  Fourth: The merger of Merger Sub with and into the Company is permitted by the laws of Delaware and has been authorized in compliance with said laws.

                  Fifth: The Plan of Merger was approved by the unanimous consent of the stockholders of Merger Sub pursuant to the provisions of Chapter 92A, Nevada Revised Statutes.

                  Sixth: The Plan of Merger was submitted to the stockholders of the Company pursuant to the provisions of Chapter 92A, Nevada Revised Statutes, and the manner of approval thereof by said stockholders was as follows:


         (i). The designation, the number of outstanding shares, and the number of votes entitled to be cast by each class entitled to vote on the said Plan of Merger are as follows:


                                  Common Stock
                                  ------------

                  (a) Designation of class: Common stock, par value $0.001 per share

                  (b)      Number of outstanding shares of class: 59,250,231

                  (c)      Number of votes of class entitled to be cast:
                           59,250,231


                      Series C Convertible Preferred Stock
                      ------------------------------------

                  (a) Designation of class: 10% Series C convertible preferred stock

                  (b)      Number of outstanding shares of class: 1,250,000

                  (c)      Number of votes of class entitled to be cast:
                           1,875,000

         (ii). The total number of votes cast for and against the merger herein provided for by the Series C convertible preferred stock and the common stock entitled to vote collectively on the said Plan of Merger is as follows:

                  (a) Designation of class: Common Stock and 10% Series C Convertible Preferred Stock collectively

                  (b)      Number of votes of class cast for Plan of Merger:
                           39,936,306

                  (c)      Number of votes of class cast against Plan of Merger:
                           159,131

         And the number of votes cast for the said Plan of Merger by the Common Stock and the 10% Series C Convertible Preferred Stock collectively was sufficient for approval by the Common Stock and the 10% Series C Convertible Preferred Stock entitled to vote collectively.

                  Seventh: When the merger herein provided for becomes effective, the Articles of Incorporation of Mpower Communications Corp., as amended theretofore, are further amended pursuant to the annexed Plan of Merger
(i) by striking out all articles thereof with the exception of the information regarding the name, the registered agent and registered office of Mpower Communications Corp., and (ii) by substituting in lieu thereof the articles in full as in Exhibit B attached hereto. The Certificates of Designation of Mpower Communications Corp.'s 10% Series C Convertible Preferred Stock, 7.25% Series D Convertible Preferred Stock and Series E Preferred Stock, respectively, outstanding immediately prior to the effectiveness of the said merger is in effect cancelled by such amendment to Mpower Communications Corp.'s Articles of Incorporation, as amended, when the said merger becomes effective.

                  Eighth: That this merger shall be effective at 5 p.m., Eastern Standard Time, on June 28, 2001.


                  [Remainder of this page intentionally left blank.]

Executed on this 27th day of June, 2001.



                                  MPOWER MERGER COMPANY, INC.



                                  By:  /s/ MICHAEL R. DALEY
                                       ---------------------------------------
                                  Name:    Michael R. Daley
                                  Title:   Vice President and Treasurer




                                  By:  /s/ RUSSELL I. ZUCKERMAN
                                       ---------------------------------------
                                  Name:    Russell I. Zuckerman
                                  Title:   Vice President and Secretary




                                  MPOWER COMMUNICATIONS CORP.



                                  By:  /s/ MICHAEL R. DALEY
                                       ---------------------------------------
                                  Name:    Michael R. Daley
                                  Title:   Executive Vice President and Chief
                                           Financial Officer




                                  By:  /s/ RUSSELL I. ZUCKERMAN
                                       ---------------------------------------
                                  Name:    Russell I. Zuckerman
                                  Title:   Senior Vice President, General
                                           Counsel and Secretary

                                    EXHIBIT A


================================================================================



                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

                                      among

                           MPOWER HOLDING CORPORATION,

                           MPOWER MERGER COMPANY, INC.

                                       and

                           MPOWER COMMUNICATIONS CORP.


                           Dated as of April 12, 2001



================================================================================


                                TABLE OF CONTENTS
                                -----------------

                                                                                                              Page
                                                                                                              ----
ARTICLE I THE MERGER.............................................................................................1
    SECTION 1.01. The Merger.....................................................................................1
    SECTION 1.02. Effective Time; Closing........................................................................2
    SECTION 1.03. Effect of the Merger...........................................................................2
    SECTION 1.04. Articles of Incorporation; By-laws.............................................................2
    SECTION 1.05. Directors and Officers.........................................................................3

ARTICLE II MERGER CONSIDERATION..................................................................................3
    SECTION 2.01. Merger Consideration...........................................................................3
    SECTION 2.02. Mechanics of Conversion........................................................................4
    SECTION 2.03. No Further Rights in Company Stock.............................................................5
    SECTION 2.04. No Liability...................................................................................5
    SECTION 2.05. Withholding Rights.............................................................................5
    SECTION 2.06. Lost Certificates..............................................................................5
    SECTION 2.07. Company Stock Options..........................................................................5
    SECTION 2.08. Dissenting Shares..............................................................................6

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................................7
    SECTION 3.01. Organization and Qualification.................................................................7
    SECTION 3.02. Authority Relative to this Agreement...........................................................7
    SECTION 3.03. No Conflict....................................................................................7

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF HOLDING AND MERGER SUB..............................................8
    SECTION 4.01. Organization and Qualification.................................................................8
    SECTION 4.02. Authority Relative to this Agreement...........................................................8
    SECTION 4.03. No Conflict....................................................................................8

ARTICLE V ADDITIONAL AGREEMENTS..................................................................................8
    SECTION 5.01. Company Shareholders' Meeting..................................................................8
    SECTION 5.02. Further Action; Consents; Filings..............................................................9
    SECTION 5.03. Further Action to Authorize and Approve Holding Stock..........................................9

ARTICLE VI TAX MATTERS...........................................................................................9
    SECTION 6.01. Tax Treatment..................................................................................9

ARTICLE VII CONDITIONS TO THE MERGER............................................................................10
    SECTION 7.01. Conditions to the Obligations of Each Party...................................................10

ARTICLE VIII TERMINATION AND AMENDMENT..........................................................................10
    SECTION 8.01. Termination...................................................................................10
    SECTION 8.02. Amendment.....................................................................................10



ARTICLE IX GENERAL PROVISIONS...................................................................................11
    SECTION 9.01. Notices.......................................................................................11
    SECTION 9.02. Certain Definitions...........................................................................11
    SECTION 9.03. Severability..................................................................................12
    SECTION 9.04. Assignment; Binding Effect; Benefit...........................................................12
    SECTION 9.05. Specific Performance..........................................................................13
    SECTION 9.06. Governing Law; Forum..........................................................................13
    SECTION 9.07. Headings......................................................................................13
    SECTION 9.08. Counterparts..................................................................................13
    SECTION 9.09. Entire Agreement..............................................................................13
    SECTION 9.10. Waiver........................................................................................13


                  AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of April 12, 2001(this "Agreement"), among MPOWER HOLDING CORPORATION, a Delaware corporation ("Holding"), MPOWER MERGER COMPANY, Inc., a Delaware corporation and a wholly owned subsidiary of Holding ("Merger Sub"), and MPOWER COMMUNICATIONS CORP., a Nevada corporation (the "Company").

                               W I T N E S S E T H

                  WHEREAS, Holding, Merger Sub and the Company entered into an Agreement and Plan of Merger dated as of March 5, 2001 (the "Original Merger Agreement"), and they now desire to amend and restate the Original Merger Agreement to provide, among other things, that at the Effective Time (as defined in Section 2.01), by virtue of the Merger (as defined below) and without any action on the part of Holding, Merger Sub, the Company or the holders of any securities of Holding, Merger Sub or the Company, of each outstanding share of capital stock of the Company shall be converted into shares of Holding, with the same terms, including the same powers, rights, preferences, limitations, qualifications and restrictions, as the respective shares of the Company's capital stock (it being understood that all references herein to this "Agreement" refer to the Original Merger Agreement as amended and restated hereby and that all references herein to the date hereof or the date of this Agreement refer to April 12, 2001);

                  WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the Nevada Revised Statutes ("Nevada Law"), Holding and the Company will enter into a restructuring transaction pursuant to which Merger Sub will merge with and into the Company (the "Merger");

                  WHEREAS, the Board of Directors of each of the Company and Holding (i) has determined that the Merger is fair to, advisable to and in the best interests of the Company and its shareholders and has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (ii) will recommend the approval of this Agreement by the shareholders of the Company; and

                  WHEREAS, certain capitalized terms used in this Agreement are defined in Section 9.02 of this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                   THE MERGER

                  SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in Article VII, and in accordance with the DGCL and Nevada Law, at the Effective Time (as defined in Section 1.02), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

                  SECTION 1.02. Effective Time; Closing. As promptly as practicable following the satisfaction or, if permissible, waiver of the conditions set forth in Article VII (or such other date as may be agreed upon by each of the parties hereto), the parties hereto shall cause the Merger to be consummated by filing (i) the articles of merger (the "Articles of Merger") with the Secretary of State of the State of Nevada, in such form as is required by, and executed in accordance with, the relevant provisions of Nevada Law and (ii) a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL. The term "Effective Time" means the date and time of the filing of the Articles of Merger with the Secretary of State of the State of Nevada and the Certificate of Merger with the Secretary of State of the State of Delaware (or such later time as may be agreed upon by each of the parties hereto and specified in the Articles of Merger and Certificate of Merger). Immediately prior to the filing of the Articles of Merger and Certificate of Merger, a closing (the "Closing") will be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022 (or such other place as the parties may agree). The date on which the Closing shall occur is referred to herein as the "Closing Date".

                  SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Nevada Law and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of each of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

                  SECTION 1.04. Articles of Incorporation; By-laws. (a) At the Effective Time, the Articles of Incorporation of the Surviving Corporation shall be amended to contain only the provisions of the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, and such amended Articles of Incorporation shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation; provided, however, that Article I of the Articles of Incorporation of the Surviving Corporation shall be amended to read in its entirety as follows:

                  The name of the corporation is:  Mpower Communications Corp.

                  (b) At the Effective Time, the By-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such By-laws.

                  SECTION 1.05. Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.


                                   ARTICLE II

                              MERGER CONSIDERATION

                  SECTION 2.01. Merger Consideration. (a) At the Effective Time, by virtue of the Merger and without any action on the part of Holding, Merger Sub, the Company or the holders of any of the following securities, pursuant to this Agreement, the Articles of Merger, the Certificate of Merger, the DGCL and Nevada Law:

                  (i) each share, or fraction thereof, of common stock, par value $.001 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be cancelled pursuant to Section 2.01(a)(iv)) shall be deemed converted into one share, or fraction thereof, of common stock, par value $.001 per share, of Holding ("Holding Common Stock") (the "Common Stock Merger Consideration");

                  (ii) each share, or fraction thereof, of 10% Series C Convertible Preferred Stock of the Company ("Company Series C Stock") issued and outstanding immediately prior to the Effective Time (other than any share of Company Series C Stock to be cancelled pursuant to
         Section 2.01(a)(iv)) and any Dissenting Shares (as defined in Section 2.08)) shall be deemed converted into one share, or fraction thereof, of 10% Series C Convertible Preferred Stock ("Holding Series C Stock") of Holding, which shall have the same terms (including, but not limited to, all powers, rights, preferences, limitations, qualifications, restrictions or designations) as a share, or fraction thereof, of the Company Series C Stock (the "Series C Merger Consideration");

                  (iii) each share, or fraction thereof, of Series 7.25% Series D Convertible Preferred Stock of the Company ("Company Series D Stock"; and, together with the Company Series C Stock, the "Company Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than any share of Company Series D Stock to be cancelled pursuant to Section 2.01(a)(iv)) shall be converted into one share, or fraction thereof, of 7.25% Series D Convertible Preferred Stock of Holding ("Holding Series D Stock; and, together with the Holding Series C Stock, the "Holding Preferred Stock", and together with the Holding Common Stock, the "Holding Stock"), which shall have the same terms (including, but not limited to, all powers, rights, preferences, limitations, qualifications, restrictions or designations) as a share, or fraction thereof, of the Company Series D Stock (the "Series D Merger Consideration");

                  (iv) each share, or fraction thereof, of Company Common Stock and Company Preferred Stock (collectively, "Company Stock") held in the treasury of the Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto;

                  (v) each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation; and

                  (vi) each share of Holding Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished and no payment or distribution shall be made with respect thereto.

                  (b) As used in this Agreement, the following terms shall have the following meanings:

                  (i) "Aggregate Merger Consideration" means the Common Stock Merger Consideration, as defined in Section 2.01(a)(i) herein, plus the Preferred Stock Merger Consideration.

                  (ii) "Preferred Stock Merger Consideration" means the sum of the Series C Merger Consideration and the Series D Merger Consideration.

                  (iii) "Company Share Certificates" means the certificates which immediately prior to the Effective Time represent outstanding shares of Company Stock.

                  SECTION 2.02. Mechanics of Conversion.

                  From and after the Effective Time, any holder of Company Stock may request that the Company issue certificates representing Holding Stock in exchange for Company Share Certificates. Such holder shall surrender the Company Share Certificates, duly endorsed, at the office of Holding or of Continental Stock Transfer and Trust Company, the transfer agent for Holding (the "Transfer Agent"), and shall give written notice to Holding or the Transfer Agent, as the case may be, at its principal corporate office, of the election to exchange the same and shall state therein the name or names in which the certificate or certificates representing Holding Stock are to be issued. Holding shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Company Stock, or to the nominee or nominees of such holder, a certificate or certificates representing Holding Stock for the number of shares of Holding Stock to which such holder is entitled pursuant to Section 2.01 hereof. In the event that the certificate representing Holding Stock is to be issued to a person other than the person in whose name the Company Share Certificate so exchanged is registered, such Company Share Certificate shall be accompanied by all documents required to evidence and effect such transfer and evidence that any applicable stock transfer taxes have bee paid.

                  SECTION 2.03. No Further Rights in Company Stock(b).

                  All Holding Stock issued upon conversion of shares of Company Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Stock.

                  SECTION 2.04. No Liability.

                  Neither Holding nor the Surviving Corporation shall be liable to any holder of shares of Company Stock for any such shares of Company Stock (or dividends or distributions with respect thereto) or cash properly and legally delivered to a public official pursuant to any abandoned property, escheat or similar law.

                  SECTION 2.05. Withholding Rights.

                  Each of the Surviving Corporation and Holding shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986 (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Holding, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Holding, as the case may be.

                  SECTION 2.06. Lost Certificates.

                  If any Company Share Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Share Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Company Share Certificate, Holding shall issue in exchange for such lost, stolen or destroyed Company Share Certificate, the applicable Merger Consideration to which such person is entitled pursuant to the provisions of this Article II.

                  SECTION 2.07. Company Stock Options. (a) All options (the "Company Stock Options") outstanding, whether or not exercisable and whether or not vested, at the Effective Time under the Company's Stock Option Plan and the Primary Network Holdings Inc. Stock Option Plan (collectively, the "Company Stock Option Plans"), shall remain outstanding following the Effective Time. At the Effective Time, the Company Stock Options shall, by virtue of the Merger and without any further action on the part of the Company or the holder thereof, be assumed by Holding in such manner that Holding (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code and the regulations thereunder or (ii) to the extent that Section 424 of the Code does not apply to any such Company Stock Options, would be such a corporation were Section 424 of the Code applicable to such Company Stock Options. From and after the Effective Time, all references to the Company in the Company Stock Option Plans and the applicable stock option agreements issued thereunder shall be deemed to refer to Holding, which shall have assumed the Company Stock Option Plans as of the Effective Time by virtue of this Agreement and without any further action. Each Company Stock Option assumed by Holding (each, a "Substitute Option") shall be exercisable upon the same terms and conditions as under the Company Stock Option Plans and the applicable option agreement issued thereunder, except that (A) each such Substitute Option shall be exercisable for, and represent the right to acquire, that number of shares of Holding Common Stock equal to the number of shares of Company Common Stock subject to such Company Stock Option; and (B) the option price per share of Holding Common Stock shall be an amount equal to the option price per share of Company Common Stock subject to such Company Stock Option in effect immediately prior to the Effective Time (the option price per share, as so determined, being rounded upward to the nearest full cent). Such Substitute Option shall otherwise be subject to the same terms and conditions as such Company Stock Option.

                  (b) As soon as practicable after the Effective Time, Holding shall deliver to each holder of an outstanding Company Stock Option an appropriate notice setting forth such holder's rights pursuant thereto and such Company Stock Option shall continue in effect on the same terms and conditions (including any antidilution provisions, and subject to the adjustments required by this Section 2.07 after giving effect to the Merger). Holding shall comply with the terms of all such Company Stock Options and ensure, to the extent required by, and subject to the provisions of, the Company Stock Option Plans, that Company Stock Options which qualified as incentive stock options under
Section 422 of the Code prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. Holding shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Holding Common Stock for delivery upon exercise of Substitute Options pursuant to the terms set forth in this Section 2.07. As soon as practicable after the Effective Time, the shares of Holding Common Stock subject to Company Stock Options will be covered by an effective registration statement on Form S-8 (or any successor form) or another appropriate form, and Holding shall use its reasonable efforts to maintain the effectiveness of such registration statement or registration statements for so long as Substitute Options remain outstanding. In addition, Holding shall use all reasonable efforts to cause the shares of Holding Common Stock subject to Company Stock Options to be listed on The Nasdaq National Market System and such other exchanges as Holding shall determine.

                  SECTION 2.08. Dissenting Shares. (a) Notwithstanding any provision of this Agreement to the contrary, shares of Company Series C Stock that are outstanding immediately prior to the Effective Time and which are held by shareholders who have exercised and perfected appraisal rights for such shares of Company Series C Stock in accordance with Nevada Law and who have not otherwise waived such rights (collectively, the "Dissenting Shares") shall not be converted into the consideration provided by Sections 2.01 and 2.07. Such shareholders shall be entitled to receive payment of the appraised value of such shares of Company Series C Stock held by them in accordance with Nevada Law, except that all Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Series C Stock under Nevada Law shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the consideration provided in Section 2.01 and 2.07.

                  (b) The Company shall give Holding (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other related instruments served pursuant to Nevada Law and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Nevada Law. The Company shall not, except with the prior written consent of Holding, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands. Holders of Dissenting Shares shall not be entitled to receive their pro rata portion of the Aggregate Merger Consideration and such pro rata portion of the Aggregate Merger Consideration shall be retained by Holding.


                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  As an inducement to Holding to enter into this Agreement, the Company hereby represents and warrants to Holding and Merger Sub that:

                  SECTION 3.01. Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby.

                  SECTION 3.02. Authority Relative to this Agreement. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the then-outstanding shares of Company Common Stock and Company Series C Stock, voting together as a class, and the filing and recordation of appropriate merger documents as required by Nevada Law and the DGCL). This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by the other parties hereto and subject to the proviso of the preceding sentence) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

                  SECTION 3.03. No Conflict. The execution, delivery and performance of this Agreement by the Company do not and will not violate, conflict with or result in the breach of any provision of the Articles of Incorporation or By-laws (or similar organization documents) of the Company.

                                   ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF HOLDING AND MERGER SUB

                  As an inducement to the Company entering into this Agreement, Holding and Merger Sub hereby jointly and severally represent and warrant to the Company that:

                  SECTION 4.01. Organization and Qualification. Each of Holding and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby.

                  SECTION 4.02. Authority Relative to this Agreement. The execution and delivery of this Agreement by Holding and Merger Sub, the performance by each of Holding and Merger Sub of its obligations hereunder and the consummation by each of Holding and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Holding and Merger Sub, and no other corporate proceedings on the part of either Holding or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by Nevada Law and the DGCL). This Agreement has been duly executed and delivered by Holding and Merger Sub and (assuming due authorization, execution and delivery by the other parties hereto) this Agreement constitutes a legal, valid and binding obligation of Holding and Merger Sub enforceable against each of Holding and Merger Sub in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

                  SECTION 4.03. No Conflict. The execution, delivery and performance of this Agreement by Holding and Merger Sub does not and will not violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-laws of Holding or Merger Sub.


                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

                  SECTION 5.01. Company Shareholders' Meeting. (a) The Company shall (i) in accordance with Nevada Law and the Company's Articles of Incorporation and By-laws, duly call, give notice of, convene and hold a meeting of the Company shareholders (the "Company Shareholders' Meeting") for the purpose of voting upon the approval of the Merger and this Agreement and (ii) recommend that the shareholders of the Company vote in favor of the approval of the Merger and this Agreement. The Company shall use best efforts to hold the Company Shareholders' Meeting as soon as practicable after the date hereof.

                  SECTION 5.02. Further Action; Consents; Filings. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement (the "Transactions"),
(ii) obtain from any United States federal, state, county or local or any foreign government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal or judicial or arbitral body (a "Governmental Authority"), as the case may be, consents, licenses, permits, waivers, approvals, filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), authorizations or orders required to be obtained or made by Holding or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions and (iii) make all necessary filings, including the filings of proxy statements or registration statements with respect to the transactions contemplated herein, and thereafter make any other required submissions, with respect to this Agreement or the Transactions required under applicable foreign or domestic statutes, laws, ordinances, regulations, rules, codes, executive orders, injunctions, judgments, decrees or other orders. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith.

                  SECTION 5.03. Further Action to Authorize and Approve Holding Stock. (a) Prior to the Effective Time, the Company, as sole stockholder of Holding, and Holding shall cause amendments and certificates of designations to Holding's Certificate of Incorporation to be duly authorized and filed with the Secretary of State of the State of Delaware in order to authorize the Holding Stock.

                  (b) Prior to the Effective Time, the board of directors of Holding shall adopt a rights plan with the same terms as the Rights Plan adopted by Mpower in December 2000 and authorize 100,000 shares of Series E Preferred Stock of Holding, which shall have the same terms (including, but not limited to, all powers, rights, preferences, limitations, qualifications, restrictions or designations) as the Series E Preferred Stock of the Company, and promptly after the Effective Time, the board of directors of Holding will declare a dividend on the shares of Holding Company Stock, comprised of a right issued pursuant to such rights plan, such that the holders of Holding Common Stock will have the same rights with respect to Holding as they had as holders of Company Common Stock with respect to the Company.


                                   ARTICLE VI

                                   TAX MATTERS

                  SECTION 6.01. Tax Treatment(a) . The parties intend that the Merger shall be treated for federal and state income tax purposes as a tax-free exchange to which Section 351(a) of the Code applies.

                                  ARTICLE VII

                            CONDITIONS TO THE MERGER

                  SECTION 7.01. Conditions to the Obligations of Each Party. The obligations of the Company, Holding and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

                  (a) this Agreement shall have been approved and adopted by the requisite affirmative vote of the shareholders of the Company in accordance with Nevada Law and the Company's Articles of Incorporation;

                  (b) no Governmental Authority or court of competent jurisdiction located or having jurisdiction in the United States shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger;

                  (c) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

                  (d) Holding Common Stock and Holding Series D Stock shall have been approved for trading on the Nasdaq National Market System;

                  (e) Nixon Peabody LLP shall have delivered an opinion to the parties hereto at Closing substantially similar in form and substance to their opinion delivered in connection with the initial filing of this Agreement with the Securities and Exchange Commission; and

                  (f) Amendments and certificates of designations to Holding's Certificate of Incorporation shall have been duly authorized and filed with the Secretary of State of the State of Delaware in order to authorize the Holding Stock and the Series E Preferred Stock of Holding, and Holding shall have adopted a rights plan as described in
         Section 5.03(b) hereof.


                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

                  SECTION 8.01. Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement by the mutual written consent duly authorized by the Board of Directors of each of Holding and the Company;

                  SECTION 8.02. Amendment. This Agreement may be amended and restated by the agreement of the authorized officers of the Company and Holding, respectively, so long as any such amendment does not change any terms of the proposed merger to the detriment of the Company's stockholders.


                                   ARTICLE IX

                               GENERAL PROVISIONS

                  SECTION 9.01. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at 175 Sully's Trail, Pittsford, N.Y., 14534.

                  SECTION 9.02. Certain Definitions. (a) As used in this Agreement, the following terms shall have the following meanings:

                  (i) "business day" means any day on which banks are not required or authorized to close in New York, Nevada or Delaware.

                  (ii) "person" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

                  (iii) "subsidiary" or "subsidiaries" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                  (b) The following terms shall have the meanings defined for such terms in the Sections of this Agreement set forth below:


        Term                                                                             Section
        ----                                                                             -------
        Agreement....................................................................    Preamble
        Aggregate Merger Consideration...............................................    2.01(b)(i)
        Articles of Merger...........................................................    1.02
        business day.................................................................    9.02(a)
        Certificate of Merger........................................................    1.02
        Closing......................................................................    1.02
        Closing Date.................................................................    1.02
        Code.........................................................................    2.05
        Company......................................................................    Preamble
        Company Common Stock.........................................................    2.01(a)(i)
        Company Preferred Stock......................................................    2.01(a)(iii)




        Term                                                                             Section
        ----                                                                             -------
        Company Series C Stock.......................................................    2.01(a)(ii)
        Company Series D Stock.......................................................    2.01(a)(iii)
        Company Shareholders' Meeting................................................    5.01
        Company Share Certificates...................................................    2.01(b)(iii)
        Common Stock Merger Consideration............................................    2.01(a)(i)
        Company Stock................................................................    2.01(a)(iv)
        Company Stock Option.........................................................    2.07(a)
        Company Stock Option Plans...................................................    2.07(a)
        DGCL.........................................................................    Recitals
        Dissenting Shares............................................................    2.08(a)
        Effective Time...............................................................    1.02
        Holding......................................................................    Preamble
        Holding Common Stock.........................................................    Section 2.01(a)(i)
        Holding Preferred Stock......................................................    Section 2.01(a)(iii)
        Holding Series C Stock.......................................................    Section 2.01(a)(ii)
        Holding Series D Stock.......................................................    Section 2.01(a)(iii)
        Holding Stock................................................................    Section 2.01(a)(iii)
        Merger.......................................................................    Recitals
        Merger Sub...................................................................    Preamble
        Nevada Law...................................................................    Recitals
        Original Merger Agreement....................................................    Recitals
        Preferred Stock Merger Consideration.........................................    2.01(b)(ii)
        Series C Merger Consideration................................................    2.01(a)(ii)
        Series D Merger Consideration................................................    2.01(a)(iii)
        Substitute Option............................................................    2.07(a)
        Surviving Corporation........................................................    1.01
        Transfer Agent...............................................................    2.02


                  SECTION 9.03. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect as long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

                  SECTION 9.04. Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  SECTION 9.05. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

                  SECTION 9.06. Governing Law; Forum. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law. Each of the parties hereto submits to the exclusive jurisdiction of the state and federal courts of the United States located in the City of New York, State of New York with respect to any claim or cause of action arising out of this Agreement or the transactions contemplated hereby.

                  SECTION 9.07. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 9.08. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  SECTION 9.09. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

                  SECTION 9.10. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                  IN WITNESS WHEREOF, each of Holding, Merger Sub and the Company has executed or has caused this Agreement to be executed by its respective officers thereunto duly authorized as of the date first written above.

                               MPOWER HOLDING CORPORATION


                               By:   /s/ RUSSELL I. ZUCKERMAN
                                     -------------------------------------------
                                     Name:     Russell I. Zuckerman
                                     Title:    Senior Vice President, General
                                               Counsel and Secretary


                               MPOWER MERGER COMPANY, INC.


                               By:   /s/ RUSSELL I. ZUCKERMAN
                                     -------------------------------------------
                                     Name:     Russell I. Zuckerman
                                     Title:    Senior Vice President, General
                                               Counsel and Secretary


                               MPOWER COMMUNICATIONS CORP.


                               By:   /s/ RUSSELL I. ZUCKERMAN
                                     -------------------------------------------
                                     Name:     Russell I. Zuckerman
                                     Title:    Senior Vice President, General
                                               Counsel and Secretary

                                    EXHIBIT B


                                   ARTICLE I

                         This Article remains unchanged.

                                   ARTICLE II

                     Registered Office and Registered Agent

                  The address of the registered office of the Corporation in the State of Nevada is 6100 Neil Road, Suite 500, Reno, Nevada 89511. The name of the registered agent of the Corporation at such address is The CT Corporation System.


                                  ARTICLE III

                                Corporate Purpose

                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Nevada (the "General Corporation Law").


                                   ARTICLE IV

                                  Capital Stock

                  The total number of shares of all classes of stock that the Corporation shall have authority to issue is One Thousand (1,000), all of which shall be shares of Common Stock, par value $.01 per share.

                                   ARTICLE V

                                    Directors

                  (1) Elections of directors of the Corporation need not be by written ballot, except and to the extent provided in the By-laws of the Corporation.

                  (2) To the fullest extent permitted by the General Corporation Law as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.


                                   ARTICLE VI

                Indemnification of Directors, Officers and Others

                  (1) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

                  (2) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

                  (3) To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (1) and (2) of this
Article VI, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                  (4) Any indemnification under Sections (1) and (2) of this
Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in such Sections (1) and (2). Such determination shall be made, (a) by the stockholders, (b) by a majority vote of a quorum consisting of the directors who were not parties to such action, suit or proceeding, (c) if a majority vote of a quorum consisting of directors who were not party to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

                  (5) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation as they are incurred and in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation authorized in this
Article VI. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

                  (6) The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                  (7) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability and expenses.

                  (8) For purposes of this Article VI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

                  (9) For purposes of this Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VI.

                  (10) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


                                  ARTICLE VII

                                     By-Laws

                  The directors of the Corporation shall have the power to adopt, amend or repeal By-laws of the Corporation.


                                  ARTICLE VIII

                                    Amendment

                  The Corporation reserves the right to amend, alter, change or repeal any provision of these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred on stockholders in these Articles of Incorporation are subject to this reservation.